EXHIBIT 32
CERTIFICATION

Pursuant to 18 U.S.C. 1350 as adopted by
Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned, Scott Shaw, Chief Executive Officer of Lincoln Educational Services Corporation (the “Company”), and Brian Meyers, Chief Financial Officer of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Report”).

Each of the undersigned hereby certifies that, to his respective knowledge:

1.          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 7, 2023

/s/ Scott Shaw
Scott Shaw
Chief Executive Officer

/s/ Brian Meyers
Brian Meyers
Chief Financial Officer

Shares of Common Stock held by executive officers and directors and persons who own 5% or more of the outstanding Common Stock have been excluded since such persons may be deemed affiliates. This determination of affiliate status is not a determination for any other purpose.